                                                                    Exhibit 9(c)

                           FUND ACCOUNTING AGREEMENT


         AGREEMENT made as of this ___ day of _________, 1996, between [Fund], a company organized under the laws of the state of [State] (the "Fund") and Investors Bank & Trust Company ("IBT").

         The Fund, an open-end management investment company[, on behalf of the portfolios listed on APPENDIX A hereto,] desires to retain IBT to perform certain fund accounting services for the Fund, and IBT has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

         1. DEFINITIONS. Whenever used herein, the terms listed below will have the following meaning:

            1.1 AUTHORIZED PERSON. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Fund by appropriate resolution of its Board, and set forth in a certificate as required by Section 4 hereof.

            1.2 BOARD. Board will mean the Board of Trustees of the Fund, as the case may be.

            1.3 OFFICERS' CERTIFICATE. Officers' Certificate will mean, unless otherwise indicated, any request, direction, instruction, or certification in writing signed by any two Authorized Persons of the Fund.

            1.4 PROPER INSTRUCTIONS. Proper Instructions shall mean instructions (which may be continuing instructions) regarding matters signed or initialed by an Authorized Person. Oral instructions will be considered Proper Instructions if IBT reasonably believes them to have been given by an Authorized Person. The Fund shall cause all oral instructions to be promptly confirmed in writing. IBT shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the sole obligation of IBT with respect to any follow-up or confirmatory instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible, at the Fund's expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires IBT to act, the Fund shall give IBT specific Proper Instructions as to the action required. Upon receipt by IBT of an Officers' Certificate as to the authorization by the Board accompanied by a detailed description of procedures approved by the Fund, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices provided that the Board and IBT agree in writing that such procedures afford adequate safeguards for the Fund's assets.

         2. CERTIFICATION AS TO AUTHORIZED PERSONS. The Secretary or Assistant Secretary of the Fund will at all times maintain on file with IBT his or her certification to IBT, in such form as may be acceptable to IBT, of (i) the names and signatures of the Authorized Persons and (ii) the names of the members of the Board, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary of the Fund will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. IBT will be entitled to rely and act upon any Officers' Certificate given to it by the

Fund which has been signed by Authorized Persons named in the most recent certification received by IBT.

         3. MAINTENANCE OF RECORDS AND ACCOUNTING SERVICES. The Bank will maintain records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement, and in compliance with the applicable rules and regulations of the 1940 Act. The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding securities and internal accounting controls will be open to inspection and audit at reasonable times by officers of or auditors employed by the Fund and will be preserved by the Bank in the manner and in accordance with the applicable rules and regulations under the 1940 Act.

         The Bank shall perform fund accounting and shall keep the books of account and render statements or copies from time to time as reasonably requested by the Treasurer or any executive officer of the Fund.

         The Bank shall assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

         4.  FUND EVALUATION AND YIELD CALCULATION

            4.1 FUND EVALUATION. IBT shall compute and, unless otherwise directed by the Board, determine as of the close of regular trading on the New York Stock Exchange on each day on which said Exchange is open for unrestricted trading and as of such other days, or hours, if any, as may be authorized by the Board, the net asset value and the public offering price of a share of capital stock of the Fund, such determination to be made in accordance with the provisions of the Articles and By-laws of the Fund and Confidential Offering Circular relating to the Fund, as they may from time to time be amended, and any applicable resolutions of the Board at the time in force and applicable; and promptly to notify the Fund, the proper exchange and the NASD or such other persons as the Fund may request of the results of such computation and determination. In computing the net asset value hereunder, IBT may rely in good faith upon information furnished to it by any Authorized Person in respect of
(i) the manner of accrual of the liabilities of the Fund and in respect of liabilities of the Fund not appearing on its books of account kept by IBT, (ii) reserves, if any, authorized by the Board or that no such reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, (iv) the value to be assigned to any security for which no price quotations are available, and (v) the method of computation of the public offering price on the basis of the net asset value of the shares, and IBT shall not be responsible for any loss occasioned by such reliance or for any good faith reliance on any quotations received from a source pursuant to (iii) above.

            4.2. YIELD CALCULATION. IBT will compute the performance results of the Fund (the "Yield Calculation") in accordance with the provisions of Release No. 33-6753 and Release No. IC-16245 (February 2, 1988) (the "Releases") promulgated by the Securities and Exchange Commission, and any subsequent amendments to, published interpretations of or general conventions accepted by the staff of the Securities and Exchange Commission with respect to such releases or the subject matter thereof ("Subsequent Staff Positions"), subject to the terms set forth below:

                  (a) IBT shall compute the Yield Calculation for the Fund for the stated periods of time as shall be mutually agreed upon, and communicate in a timely manner the result of such computation to the Fund.

                  (b) In performing the Yield Calculation, IBT will derive the items of data necessary for the computation from the records it generates and maintains for the Fund pursuant Section 3 hereof. IBT shall have no responsibility to review, confirm, or otherwise assume any duty or liability with respect to the accuracy or correctness of any such data supplied to it by the Fund, any of the Fund's designated agents or any of the Fund's designated third party providers.

                  (c) At the request of IBT, the Fund shall provide, and IBT shall be entitled to rely on, written standards and guidelines to be followed by IBT in interpreting and applying the computation methods set forth in the Releases or any Subsequent Staff Positions as they specifically apply to the Fund. In the event that the computation methods in the Releases or the Subsequent Staff Positions or the application to the Fund of a standard or guideline is not free from doubt or in the event there is any question of interpretation as to the characterization of a particular security or any aspect of a security or a payment with respect thereto (e.g., original issue discount, participating debt security, income or return of capital, etc.) or otherwise or as to any other element of the computation which is pertinent to the Fund, the Fund or its designated agent shall have the full responsibility for making the determination of how the security or payment is to be treated for purposes of the computation and how the computation is to be made and shall inform IBT thereof on a timely basis. IBT shall have no responsibility to make independent determinations with respect to any item which is covered by this Section, and shall not be responsible for its computations made in accordance with such determinations so long as such computations are mathematically correct.

                  (d) The Fund shall keep IBT informed of all publicly available information and of any non-public advice, or information obtained by the Fund from its independent auditors or by its personnel or the personnel of its investment adviser, or Subsequent Staff Positions related to the computations to be undertaken by IBT pursuant to this Agreement and IBT shall not be deemed to have knowledge of such information (except as contained in the Releases) unless it has been furnished to IBT in writing.

         5. FEES. For the services rendered pursuant to this Agreement, the Fund agrees to pay IBT the fees set forth on APPENDIX B hereto.

         6. ADDITIONAL SERVICES. IBT shall perform the additional services for the Fund as are set forth on APPENDIX C hereto. APPENDIX C may be amended from time to time upon agreement of the parties to include further additional services to be provided by IBT to the Fund, at which time the fees set forth in APPENDIX B shall be appropriately increased.

         7.   LIMITATION OF LIABILITY.

            7.1 Notwithstanding anything in this Agreement to the contrary, in no event shall IBT or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Fund or any third party, and the Fund shall indemnify and hold IBT and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of IBT or any Indemnified Party under this Agreement, except for any Claim resulting solely from the gross negligence, willful misfeasance or bad faith of IBT or any Indemnified Party. Without limiting the foregoing, neither IBT nor the Indemnified Parties shall be liable for, and IBT and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

                  (a) Any act or omission by IBT or any Indemnified Party in good faith reliance upon the terms of this Agreement, any Officer's Certificate, Proper Instructions, resolution of the Board, telegram, telecopier, notice, request, certificate or other instrument reasonably believed by IBT to genuine;

                  (b) Information relied on in good faith by IBT and supplied by any Authorized Person in connection with the calculation of (i) the net asset value and public offering price of the shares of capital stock of the Fund or
(ii) the Yield Calculation; or

                  (c) Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events.

            7.2 Notwithstanding anything to the contrary in this Agreement, in no event shall IBT or the Indemnified Parties be liable to the Fund or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

         8.  TERMINATION.

            8.1 The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

                  (a) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party violates any material provision of this Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within 90 days of receipt of such notice.

                  (b) Either party may terminate this Agreement during any Renewal Term upon ninety days written notice to the other party. Any termination pursuant to this paragraph 8.1(b) shall be effective upon expiration of such ninety days, provided, however, that the effective date of such termination may be postponed to a date not more than one hundred twenty days after delivery of the written notice: (i) at the request of IBT, in order to prepare for the transfer by IBT of all necessary records of the Fund held hereunder; or (ii) at the request of the Fund, in order to give the Fund an opportunity to make suitable arrangements for a successor fund accountant.

            8.2 The Fund shall reimburse IBT for any reasonable expenses incurred by IBT in connection with the termination of this Agreement.

            8.3 At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of IBT relating to its performance of its duties as hereunder.

         9. CONFIDENTIALITY. Both parties hereto agree that any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at low or in equal to an injunction or injunctions without bond or other security to prevent breaches of this provision.

         10. NOTICES. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and delivered via (I) United States Postal Service registered mail, (ii) telecopier with written confirmation, (iii) had delivery with signature to such party at its office at the address set forth below, namely:

                  (a)  In the case of notices sent to the Fund to:



                  (b)  In the case of notices sent to IBT to:

                           Investors Bank & Trust Company
                           200 Clarendon Street
                           PO Box 9130
                           Boston, MA 02117-9130
                           Attention: ___________, Director - Client Management With a copy to: John E. Henry, General Counsel or at such other place as such party may from time to time designate in writing.

         11. AMENDMENTS. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties.

         12. PARTIES. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Fund without the written consent of IBT or by IBT without the written consent of the Fund, authorized and approved by its Board; and provided further that termination proceedings pursuant to Section 16 hereof will not be deemed to be an assignment within the meaning of this provision.

         13. GOVERNING LAW. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.

         14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         15. ENTIRE AGREEMENT. This Agreement, together with its Appendices, constitutes the sole and entire agreement between the parties relating to the subject matter herein and does not operate as an acceptance of any conflicting terms or provisions of any other instrument and terminates and supersedes any and all prior agreements and undertakings between the parties relating to the subject matter herein.

         16. LIMITATION OF LIABILITY. IBT is hereby expressly put on notice of the limitation of liability set forth in the Declaration of Trust of the Fund and agrees that the obligations assumed by the Fund hereunder shall be limited in all cases to the assets of the Fund and that IBT shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Fund.

         17. SEVERAL OBLIGATIONS OF THE PORTFOLIOS. This Agreement is an agreement entered into between IBT and the Fund with respect to each Portfolio. With respect to any obligation of the Fund on behalf of any Portfolio arising out of this Agreement, IBT shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though IBT had separately contracted with the Fund by separate written instrument with respect to each Portfolio.
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.


                                          [FUND]



                                          By:___________________________________
                                             Name:
                                             Title:


                                          INVESTORS BANK & TRUST COMPANY



                                          By:___________________________________
                                             Name:
                                             Title:

                                   Appendices
                                   ----------

                  Appendix A..............................................................  Portfolios

                  Appendix B..............................................................  Fee Schedule

                  Appendix C..............................................................  Additional Services